Exhibit (s)

POWER OF ATTORNEY

The undersigned officers and Directors of SunAmerica Goldman Sachs Diversified Yield Fund, Inc. (the “Fund”) (as such Fund may be renamed from time to time) hereby authorize Peter A. Harbeck, Donna M. Handel, John T. Genoy, James Nichols, Gregory N. Bressler, Kathleen D. Fuentes, Nori L. Gabert, Thomas Peeney, or any of them, as attorney-in-fact, to sign on his or her behalf, in the capacities indicated, any Registration Statement or amendment thereto (including any pre-effective or post-effective amendments) for the Fund or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 3rd day of December, 2013.

Signature	Title

/s/ Peter A. Harbeck (Peter A. Harbeck)	Director

/s/ Donna M. Handel (Donna M. Handel)	Treasurer (Principal Financial and Accounting Officer)

/s/ Richard W. Grant (Richard W. Grant)	Director

/s/ Stephen J. Gutman (Stephen J. Gutman)	Director

/s/ William F. Devin (William F. Devin)	Director

/s/ William J. Shea (William J. Shea)	Director

/s/ Dr. Judith L. Craven (Dr. Judith L. Craven)	Director

/s/ John T. Genoy (John T. Genoy)	President (Principal Executive Officer)